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                                                                   EXHIBIT 10.19


                           SOFTWARE LICENSE AGREEMENT

THIS SOFTWARE LICENSE AGREEMENT (hereinafter "Agreement") is entered into by and between Computational Applications and System Integration, Inc., an Illinois corporation, with its principal place of business at 2004 S. Wright Street, Urbana, IL 61801 (hereinafter "CA&SI"), and Simplex Solutions, Inc., a Delaware corporation, with its principal place of business at 521 Almanor Avenue, Sunnyvale, CA 94086 (hereinafter "Simplex").

                            ARTICLE I - DEFINITIONS

1.1 "Effective Date" means the date the Agreement is fully signed by both the parties.

1.2 The "Maintenance-Period" of this Agreement is as follows: The initial Maintenance-Period shall be for one (1) year starting from the Effective Date of this Agreement. [*]. In any event, the Maintenance-Period shall end no later than two (2) years after the Effective Date of this Agreement.

1.3 "SOLVER" means CA&SI's software product known as [*], which includes, without limitation, the multiple load case feature, and all other versions of CA&SI's software product [*] that are delivered by CA&SI to Simplex during the Maintenance-Period. SOLVER is a sparse direct solver for solving very sparse systems of simultaneous linear equations with [*], but shall not include RSOLVE or any other product or property of CA&SI. The current version of SOLVER is [*].

1.4  "Upgrade" means any subsequent released version of SOLVER.

1.5 "API" means the Applications Program Interface to SOLVER, as further described in the Documentation.

1.6 "Bug" means any condition which (a) causes a hard error such as a bus error or segmentation fault, and thereby causes SOLVER to crash or fail, or (b) causes SOLVER to halt with an error condition other than a proper error indicating Insufficient Memory of Insufficient Disk Space or Incorrect File Permissions or Input Data Inconsistent, or (c) causes SOLVER to product a result that is not within reasonable engineering tolerances of the solution to a properly inputted system of very sparse simultaneous linear equations [*], provided in any case that CA&SI can reproduce such phenomenon on its in-house platform(s) with information supplied by Simplex.

1.7 "Documentation" means CA&SI's formal description of the API and of the functionality, capabilities and limitations of SOLVER, as provided by CA&SI.



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1.8  "Field of Use" means the field of integrated circuit electronic design automation, which includes without limitation the use of resulting designs to manufacture integrated circuit products.

1.9 "Source Code" means a collection of statements comprising a software program, whether in written form or in magnetic or other machine-readable form, and being intelligible in human-readable form, of SOLVER.

1.10 "Object Code" means machine readable machine language code of SOLVER executable on a computer system, other than Source Code, including without limitation linkable binary code as well as directly executable files.

1.11 "Term" means the time period beginning on the Effective Date of this Agreement and ending upon termination of this Agreement in accordance with the provisions herein.

                         ARTICLE II - SOFTWARE LICENSE

In consideration of the license fees to be paid by Simplex and its other obligations under this Agreement, CA&SI hereby grants a [*] license to the Source Code of SOLVER to Simplex subject to the terms and restrictions given below and in the rest of this Agreement:

2.1 Subject to the other provisions in this Agreement, CA&SI grants to Simplex a perpetual, irrevocable, worldwide, right and license to modify, copy, and use the Source Code and functionality thereof [*], all of which rights may be exercised solely in connection with or as incorporated into a Simplex software product. It is understood that, subject to any restrictions set forth in this Agreement, the foregoing right and license extends both to the non-functional copyrightable expression in the Source Code as well as the algorithms, functionality and techniques in the Source Code.

2.2 Subject to the other provisions in this Agreement, CA&SI grants to Simplex the perpetual, irrevocable, worldwide, right to incorporate the Source Code or portions thereof into Simplex's internal software configuration management system.

2.3 CA&SI grants to Simplex the perpetual, irrevocable, worldwide right and license to distribute, market, import, export, copy, offer for sublicensing and sublicense SOLVER or [*], however only in Object Code form and only when incorporated into a Simplex software product and solely for use in the Field of Use. [*]

2.4  The geographic scope of this license is worldwide.



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2.5 Simplex will not use or incorporate SOLVER in a way that would allow the user of any Simplex software product to [*] allow such user access to the API.

Notwithstanding the foregoing, the following restrictions shall apply:

2.6 Simplex shall not provide, disclose or sublicense the Source Code [*] in source code form to any third party except to the extent expressly permitted in
Section 2.6, 2.7, 10.1, 10.2 or 12.1 hereof. Simplex may place the Source Code, [*] in escrow, subject to the following conditions and limitations, which shall be set forth in the documentation establishing such escrow, which documentation shall be delivered promptly to CA&SI upon request:

     (a) The Source Code shall be escrowed only as an integral part of, and together with, source code for a licensed Simplex product, solely for the benefit of a licensee of such Simplex product;

     (b) Such escrow shall be administered by a reputable third party software escrow agent;

     (c) The terms of such escrow shall strictly limit the use of the Source Code by any releasee thereof to supporting and maintaining the licensed Simplex product which includes SOLVER or the respective modification or derivative thereof;

     (d) Prior to deposit of the Source Code in escrow, each potential releasee of the Source Code shall agree in writing, for the benefit of CA&SI, that such releasee (i) shall not provide the Source Code [*] to any third party and (ii) shall be subject to and bound by all of the conditions, restrictions and limitations on the use of such Source Code and proprietary information set forth in this Agreement in the same manner as applies to Simplex. The Object Code corresponding to any such Source Code [*] shall be subject to the same terms and conditions as apply to Simplex's object code for the licensed Simplex product, and shall be subject to and bound by all of the conditions, restrictions and limitations on the use of such Object Code and proprietary information set forth in this Agreement in the same manner as applies to Simplex;

     (e) The Source Code will be released only as an integral part of, and contemporaneous with, any release of source code for the Simplex product incorporating the Source Code; and

     (f) Triggering events for release of the escrow will be limited to the following events, except as agreed to in writing by CA&SI: (i) Simplex fails to conduct business



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      in the ordinary course and fails to support and maintain its products for a period of thirty (30) days or more after demand therefor by its licensee, (ii) the bankruptcy, liquidation or dissolution of Simplex, Simplex making an assignment for the benefit of creditors, or upon the appointment of a receiver or trustee of Simplex pursuant to any state or federal bankruptcy law or similar law relating to creditor's rights generally.

2.7 Access to the Source Code will be provided only to Simplex personnel, at the facilities of Simplex or other secure facilities where Simplex permits access to source code for its own products, including without limitation off-size storage and backups, who (a) have a need for such access in order to utilize the Source Code consistent with this Agreement, and (b) have been apprised of the terms of this Agreement regarding restrictions on use and disclosure of the Source Code.

2.8 CA&SI retains sole title and all intellectual property rights to SOLVER, its Source Code and Object Code, and all algorithms, data structures and implementation techniques in the Source Code. [*]

2.9 Periodically (at least once every four months) solely during the Maintenance Period Simplex shall run SOLVER benchmarks on representative problems and on representative platforms and provide the (jobname).PCS statistics files back to CA&SI. CA&SI shall have the right to use these files and the data contained therein for any purpose suitable for its business.

2.10 Nothing herein shall constitute or be deemed a grant of rights or limitation on, nor shall this Agreement relate to, any other software, product, source code, or object code currently licensed or sublicensed from CA&SI by Simplex, including specifically, but without limitation of the generality of the foregoing, any prior arrangement concerning RSOLVE or any other property described in that certain Software License Agreement between the parties dated May 1, 1997.

              ARTICLE III - WARRANTY AND LIMITATIONS ON LIABILITY

3.1 Simplex acknowledges SOLVER is provided AS IS and without warranties of any kind, except as set out in paragraph 4.1. Specifically, Simplex acknowledges that SOLVER IS PROVIDED WITHOUT ANY EXPRESS OR IMPLIED WARRANTY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR



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PURPOSE. CA&SI has no obligations with regard to any error or defect claimed with regard to SOLVER except as provided for in paragraph 7.3.

3.2 Simplex shall assure that, with respect to each customer with whom Simplex enters an agreement by which Simplex sublicenses SOLVER, CA&SI shall be included (either by name or as a Licensor of Simplex) under such agreement to all limitations from liability for errors or otherwise with respect to its SOLVER as is provided to Simplex with respect to its software. In no event shall either party be liable for any indirect, special, incidental or consequential damages of any nature, including lost profits, whether or not such party shall have been advised of the possibility of the same, except to the extent arising out of disclosure of the Source Code by Simplex in material breach of this Agreement which results in loss of CA&SI's trade secrets or proprietary rights to the Source Code and is not, or cannot be, cured within a reasonable period of time. CA&SI shall have no liability to any third party to which Simplex licenses any software product that may contain SOLVER or any version thereof. Simplex shall indemnify, save and hold harmless CA&SI from and against any and all loss, cost, or claim arising from or in connection with, any use or sublicensure of SOLVER by Simplex or its permitted assignees, licensees or end-users, except to the extent arising out of or related to breach of any express warranty of CA&SI under ARTICLE IV or CA&SI's knowing or willful misconduct. Simplex's obligations under this paragraph 3.2 are subject to the following conditions: (i) CA&SI shall permit Simplex to control the litigation and settlement; (ii) CA&SI agrees to notify Simplex upon knowledge of any claim, suit, action, or proceeding for which it may entitled for indemnification under this agreement; (iii) CA&SI agrees to provide reasonable assistance to Simplex at Simplex's expense, in defense of the same; and (iv) CA&SI will not enter into any settlement agreement or otherwise settle any such claim without Simplex's prior consent or request.

3.3 In no event shall CA&SI have any liability with respect to any error or malfunction which results directly or indirectly from: a) any change of any nature made by Simplex or any third party; b) failure by Simplex to follow any of CA&SI's written instructions with regard to the use of SOLVER; or c) the attachment, integration or incorporation of any other software program in or with SOLVER or the incorporation of SOLVER in or with any other software program. Neither party shall have any liability resulting directly or indirectly from any cause beyond such party's reasonable control, including without limitation, any weather or power related problems, any acts or omissions by a communications carrier or any other event of force majeure.


                 ARTICLE IV -- INTELLECTUAL PROPERTY INDEMNITY

4.1 CA&SI represents and warrants that it owns SOLVER and has full authority to grant the rights stated herein to Simplex without the consent or authority of any third party, and that SOLVER and the license granted hereby do not infringe any copyright, trade secret, patent, contract or other right of any third party. CA&SI will defend or settle any suit brought by a third party against Simplex alleging SOLVER violates any such right. CA&SI shall not enter


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into any settlement without the written consent of Simplex, which consent shall not be unreasonably withheld or delayed. CA&SI's indemnification obligation under this ARTICLE IV shall not apply to any settlement entered into by Simplex without the written consent of CA&SI, which consent shall not be unreasonably withheld or delayed. At its option CA&SI may provide Simplex with a version of SOLVER which, to the extent technically practicable, contains equivalent functionality and performance and does not infringe or result in such a violation. CA&SI shall indemnify and hold Simplex harmless for all loss, cost, reasonable expense (including attorney's fees), damage or judgment related to or arising out of such a claim.

                            ARTICLE V - LICENSE FEES

5.1 Simplex will pay CA&SI a license fee of [*] within [*] of the Effective Date of this Agreement. Upon payment of such fee and the maintenance fee for the first year as specified in paragraph 7.2, the rights and licenses granted to Simplex under ARTICLE II shall be [*].

                             ARTICLE VI - PUBLICITY

6.1 Simplex agrees that the CA&SI copyright notice and disclaimer provided as part of the Source Code will be printed to and displayed in the program output whenever SOLVER is invoked. Such copyright notice and disclaimer may be reasonably modified or amended from time to time by CA&SI as necessary to update factual and disclaimer information and maintain the legal correctness of such copyright notice and disclaimer. Simplex also agrees to give due attribution to CA&SI as the provider of SOLVER in any online or printed documentation of any product that incorporates or uses SOLVER or any portion thereof. CA&SI grants to Simplex a non-exclusive, royalty free, worldwide right and license to use CA&SI trademarks in connection with the marketing, promotion, sublicensing and distribution of Simplex products that include SOLVER or any portions thereof. Simplex agrees to use the symbol "TM" with presentations of CA&SI trademarks including CA&SI and [*].

                ARTICLE VII - TECHNICAL SUPPORT AND MAINTENANCE

7.1 Any technical support or maintenance for SOLVER provided by CA&SI will be provided directly to Simplex and not to Simplex customers.

7.2 Simplex will pay CA&SI an initial maintenance fee of [*] within [*] of the Effective Date of this agreement. If the Maintenance-Period is extended for a year as per paragraph 1.2 then Simplex will pay CA&SI an additional maintenance extension fee of [*] within [*] of the anniversary of the Effective Date of this Agreement.



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7.3 Subject to all of the terms, conditions and limitations set forth herein, and in consideration of the maintenance fees paid to CA&SI hereunder, CA&SI will provide Upgrades and Bug fixes for SOLVER to Simplex during the Maintenance-Period. The procedure for fixing bugs will be as follows: Simplex will provide sufficient information to CA&SI to reproduce a Bug on an in-house platform, and it is expected that the Bug will probably be fixed by the next release of SOLVER. No Upgrades or Bug fixes will be provided after the Maintenance-Period.

7.4 CA&SI is not obligated to provide any Upgrades or Bug Fixes to Simplex unless CA&SI receives timely payment of maintenance fees as per paragraph 7.2 or accepts late payment.

7.5 Any and all Upgrades delivered or otherwise made available to Simplex pursuant to this Agreement shall be conditioned upon and subject to all of the terms, restrictions, conditions and limitations applicable to SOLVER, as set forth in the remainder of this Agreement.

7.6 CA&SI's support obligations hereunder are strictly limited to Upgrades and Bug fixes for SOLVER. During the Maintenance-Period CA&SI will provide other technical services to Simplex on a consulting basis subject to the following terms and conditions: (i) CA&SI must have personnel available for such services, in the sole determination of CA&SI; (ii) Simplex shall pay CA&SI an additional consulting fee of [*] per day or any portion thereof and such fee shall not include any travel expenses; and (iii) Simplex shall separately reimburse CA&SI for all reasonable travel-expenses incurred.

7.7 Termination of this Agreement in accordance with the provisions of this agreement will automatically terminate all of CA&SI's maintenance and support obligations hereunder.

                           ARTICLE VIII - TERMINATION

8.1 In addition to any other remedies available, each party shall have the right to terminate this Agreement as a result of a material breach by the other party of any of the provisions of this Agreement, which breach remains uncured more than thirty (30) days after written notice which specifically sets forth the nature and circumstances of the breach and references the applicable provisions of this agreement. Each party shall also be entitled to equitable remedies as required to enforce its rights under this Agreement. In addition, Simplex shall have the right to terminate this Agreement for its convenience upon ninety (90) days advance written notice to CA&SI.

8.2 In the event of termination of this Agreement, Simplex may retain a copy of the Source Code [*]. Documentation and other information it has received from CA&SI which may be used solely for the purpose of providing continuing support for sublicenses of SOLVER [*] granted prior to the termination date. Simplex shall not make or keep any other copy of the Source Code [*] and any related information, and agrees not to disclose or use the same for any other purpose, directly or indirectly. Simplex reserves the



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right to segregate and use without restriction independent source code meeting the requirements of paragraph 11.1. The parties agree such termination will not affect any sublicense of the SOLVER [*] that Simplex has granted prior to the termination date, but Simplex will have no right to grant or renew any further sublicenses. Notwithstanding anything to the contrary in this Agreement, termination of this Agreement will terminate all rights and licenses granted to Simplex under this Agreement except those specified in paragraph 8.2, 14.8 and the right to place Source Code under escrow granted in paragraph 2.6 for the benefit of existing sublicensees prior to termination.

8.3 If this Agreement is terminated in accordance with the provisions of this Agreement after the Acceptance Period in paragraph 9.1 then CA&SI shall have the right to receive and retain all license fees which have become due and payable under ARTICLE V and all maintenance fees which have become due and payable under paragraph 7.2 prior to termination.

                         ARTICLE IX - FORM AND DELIVERY

9.1 The Source Code will be provided as C language source code. A snap shot of the Source Code will be delivered by CA&SI to Simplex together with the Documentation within one (1) week of the Effective Date of this Agreement. This snap shot will contain the multiple load case feature. There will be an "Acceptance Period" of three (3) weeks starting from the date the Source Code is delivered to Simplex. During the Acceptance Period Simplex has the option of not accepting the Source Code and terminating this Agreement by giving a written notice to CA&SI. If Simplex terminates this Agreement during the Acceptance Period in this manner then Simplex will be entitled to a full refund of any of the license fees paid to CA&SI under ARTICLE V and any of the maintenance fees paid to CA&SI under paragraph 7.2. If no notice of termination is received by CA&SI during the Acceptance Period then the Source Code will be deemed to have been accepted by Simplex. If Simplex terminates this Agreement before the end of the Acceptance Period then Simplex will destroy all copies of the Source Code. Documentation and other information provided by CA&SI and Simplex will have no right to grant any sublicenses of SOLVER.

                 ARTICLE X - CONFIDENTIALITY AND NON-DISCLOSURE

10.1 Simplex agrees that the Source Code and the Documentation for SOLVER are and will be treated by Simplex as confidential and trade secret property owned by CA&SI, and title and all rights of ownership shall remain with CA&SI. Any information Simplex may obtain, directly or indirectly, with regard to the Source Code or Documentation or any other information, that is clearly marked as confidential or proprietary information of CA&SI, shall be kept confidential by Simplex and shall not be disclosed, directly or indirectly, to any third party. Simplex agrees to immediately report to CA&SI any unauthorized use or disclosure of



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CA&SI confidential or proprietary information, whether or not such use or disclosure is the fault of Simplex.

10.2 Notwithstanding anything to the contrary in this Agreement, information in the following categories shall not be deemed proprietary to CA&SI and the confidentiality restrictions in this Agreement shall not apply to: (i) information that is otherwise proprietary information hereunder that is in or comes into the public domain through no direct or indirect act or omission of Simplex; (ii) information that is independently developed by or for Simplex, or is developed and provided to Simplex by one or more third parties, without use of proprietary information disclosed to Simplex and without any breach of this Agreement; (iii) information which is in the possession of Simplex at the time of disclosure by CA&SI, or (iv) information that is specifically approved by CA&SI for release to third parties not bound by written confidentiality provisions by written authorization by CA&SI. Notwithstanding anything to the contrary in this Agreement, Simplex may disclose confidential or proprietary information of CA&SI to the extent required by law or by order of any court or governmental agency, provided that, to the extent it may legally do so, Simplex gives reasonable advance notice to CA&SI and uses its reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

                         ARTICLE XI - SIMILAR PRODUCTS

11.1 Nothing in this Agreement shall limit Simplex's right to (i) use information which is generally available to third parties without violation of any proprietary or intellectual property rights of CA&SI and without any breach of this Agreement; or (ii) develop, acquire, or market other software or products having functionality similar to that of SOLVER, provided Simplex can show that such software has been developed independently without use or aid, directly or indirectly, of the SOLVER Source Code, Documentation, algorithms and data structures in the Source Code, or any other confidential or proprietary information of CA&SI obtained by Simplex.

                            ARTICLE XII - ASSIGNMENT

12.1 This Agreement shall be binding upon and enure to the benefit of the parties hereto, their successors and any permitted assigns. Simplex shall not have the right to assign or otherwise transfer any of its rights or obligations under this Agreement. Notwithstanding the foregoing, a merger or acquisition of substantially all of the business to which this Agreement relates (whether by sale of stock, sale of assets or otherwise) of either of the parties shall not violate this prohibition against assignment, provided the merger or acquisition agreement and appropriate state law provide that the acquiror or the successor by merger, as appropriate, shall be fully liable for performance of all of the terms and provisions of this Agreement and the original party shall not be released from such performance to the extent the original party survives as a separate legal entity. In the event of a transfer of Simplex's licenses in connection with such a merger or acquisition, it is understood that the licenses granted by


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CA&SI to Simplex under this Agreement will be transferred to the respective acquiror or successor and will not be retained by Simplex. It is understood that at any given time there will be only one licensee who will hold the rights and licenses granted by CA&SI under this Agreement and that licensee will be subject to all the obligations and restrictions under this Agreement.

                       ARTICLE XIII - EXPORT RESTRICTIONS

13.1 Simplex acknowledges having reviewed and understanding the provisions of the Export Administration Regulations as currently in effect in the United States and agrees it will not export or re-export, directly or indirectly, any software product that uses or incorporates any version of SOLVER to any country to which such export, or re-export, is prohibited under the Regulations. Simplex further agrees that it will obtain any and all export licenses necessary to allow the export or re-export of any software products using or incorporating the SOLVER in the event the destination country to which such export is to be made requires any such license, Simplex agrees to indemnify and hold CA&SI harmless from and against any and all losses or costs incurred as a result of Simplex's failure to comply with the provisions of this article.

                          ARTICLE XIV - MISCELLANEOUS

14.1 This Agreement constitutes the entire understanding between the parties and supersedes any discussions, negotiations, understandings or prior agreements (if any) with respect to the subject matter hereof. There are no representations, promises, warranties or understandings relied upon by the parties which are not contained herein. This Agreement may be modified only by a writing signed by both parties.

14.2 The failure by either party to insist upon strict enforcement of any terms and conditions of this Agreement shall not constitute a waiver of such right with regard to the same or any subsequent breach at a later date. If any provision of this Agreement is held to be unenforceable, by a court of competent jurisdiction or arbitrator pursuant to Section 14.6, such decision shall not affect the validity or enforceability of the remaining provisions, which shall be modified only to the extent required to modify or strike the unenforceable provisions.

14.3 In the event of a default by either party under the terms of this Agreement, the nondefaulting party shall be entitled to recover all costs, including reasonable attorneys' fees, incurred in enforcing its rights under this Agreement.

14.4 Any notice required or permitted hereunder shall be personally delivered or mailed by certified mail, return receipt requested, and shall be effective upon the earlier of receipt or three (3) days after being so mailed. The addresses of the parties for notice are the addresses


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set forth on page one, unless either party gives written notice of a new address for this purpose.

14.5 The captions used in this Agreement are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

14.6 Any controversy or claim arising out of this Agreement or its breach, shall be settled by binding arbitration in Champaign, Illinois. A single arbitrator shall be chosen by mutual agreement of the parties within fifteen (15) days after the date on which the parties determine in good faith that they will be unable to agree as to the settlement of the controversy or claim. In the event the parties cannot mutually agree upon an arbitrator, each party shall select an arbitrator and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrator, or a majority of the panel of three arbitrators, as appropriate, shall be made within thirty (30) days of the selection of the arbitrator(s), and shall be final and binding upon the parties. Judgment on the arbitration decision may be entered in the appropriate court as provided in this Agreement. The arbitration shall be governed by and conducted in accordance with the rules of the American Arbitration Association for commercial arbitration. The cost of arbitration shall be borne equally by the parties, unless the arbitration decision shall apportion the costs otherwise.

14.7 None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including specifically, but without limitation of the generality of the foregoing, any sub-licensee of Simplex.

14.8 Notwithstanding any provision herein to the contrary, the duties, undertakings, indemnities and other obligations of Simplex set forth in Sections 2.3, 2.5, 2.6, 2.7, and the duties, rights, undertakings, indemnities and other obligations of both parties set forth in 2.8, 2.9 (last sentence only), 3.2, 3.3, 4.1, 6.1, 8.2, 9.1, 10.1, 10.2, 11.1, 12.1, 13.1, and ARTICLE XIV hereof, shall survive the execution, delivery, performance and termination of this Agreement in perpetuity.

14.9 This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its choice of law provisions. The parties agree any litigation involving this Agreement shall be brought in either state or federal court located in Champaign County, Illinois, unless CA&SI shall otherwise agree in writing in advance.

14.10 Simplex shall be responsible for all taxes of any nature arising as a result of distribution of any products that use or incorporate any version of SOLVER, with the exception of taxes on CA&SI based upon CA&SI's taxable income from payments hereunder.

14.11 Any and all restrictions on the licensure, sub-licensure, disclosure, modification, distribution, marketing, and other use of SOLVER, the Source Code, the Object Code, and the Documentation by Simplex shall, except as provided in a writing signed by a duly authorized



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representative of CA&SI with specific reference to this provision, apply to any upgrade or subsequent version of SOLVER which may be licensed or delivered to Simplex under this agreement.

IN WITNESS WHEREOF, this Agreement has become effective on the date of the latest signature of the parties as set forth below.


Computational Applications and                Simplex Solutions, Inc., a
Systems Integration, Inc., an Illinois        Delaware Corporation
corporation


By: P.M. VAIDYA                               By: [SIGNATURE ILLEGIBLE]
   --------------------------------              -------------------------------

Title: President                              Title: President & CEO
      -----------------------------                 ----------------------------

Name: Pravin M. Vaidya                        Name: [SIGNATURE ILLEGIBLE]
     ------------------------------                -----------------------------

Date: July 14, 1998                           Date: July 15, 1998
     ------------------------------                -----------------------------



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